Exhibit 5.1

Sullivan & Wocester Tel Aviv 28 HaArba’a St. HaArba’a Towers North Tower, 35th Floor Tel-Aviv, Israel	+972-747580480 sullivanlaw.com

March 31, 2023

PolyPid Ltd.
18 Hasivim Street,
Petach Tikva 495376, Israel

Re: Sale of Securities pursuant to Registration Statement on Form F-3

Ladies and Gentlemen:

We are acting as Israeli counsel for PolyPid Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the issuance and sale (the “Offering”) by the Company of 14,660,000 ordinary shares of no par value, (“Shares”), pursuant to that certain underwriting agreement, dated March 29, 2023 (the “Underwriting Agreement”) between the Company and Newbridge Securities Corporation (the “Underwriter”). In addition, the Company is issuing up to 2,199,000 additional Shares (the “Option Shares” and together with the Shares, the “Securities”)pursuant to its over-allotment option, as described in the Underwriting Agreement.

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-257651) (the “Registration Statement”) declared effective by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), on July 9, 2021, including the prospectus contained therein (the “Base Prospectus”), as supplemented by the prospectus supplement dated March 29, 2023 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), as filed by the Company with the SEC.

This opinion letter is rendered pursuant to Items 601(b)(5) and (b)(23) of Regulation S-K promulgated under the Securities Act.

In connection herewith, we have examined the originals, or photocopies or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Underwriting Agreement; (iv) the articles of association of the Company, as currently in effect (the “Articles”); (v) minutes of the meetings of board of directors of the Company (the “Board”) which have heretofore been approved and relate to the Registration Statement, the Final Prospectus and other actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers of the Company as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, confirmed as photostatic copies and the authenticity of the originals of such latter documents. We have also assumed the truth of all facts communicated to us by the Company and that all minutes of meetings of the Board of the Company that have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws.

As to all questions of fact material to these opinions that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based upon and subject to the foregoing, we are of the opinion that upon payment to the Company of the consideration per share in such amount and form as has been determined by the Board (or its committee), the Securities, when issued and sold in the Offering as described in the Registration Statement and Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.

Members of our firm are admitted to the Bar in the State of Israel and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the reference to our firm appearing under the captions “Legal Matters” and “Enforcement of Civil Liabilities” in the Final Prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the date of the Prospectus that may alter, affect or modify the opinions expressed herein.

Very truly yours,

/s/ Sullivan & Worcester Tel-Aviv (Har-Even & Co.)
Sullivan & Worcester Tel-Aviv (Har-Even & Co.)